Hippo Enterprises Inc. Organizational Chart
As of 6.30.21

(Unless otherwise noted, all ownerships are 100%)



Hippo Enterprises Inc. (DE)
POD Holdings Inc. (DE)
Hippo Employee Services Inc. (DE)
Hippo M&T - Israel Ltd (Israel)
Hippo Tech Inc. (DE)
River Horse Holdings, Inc. (DE)
Hippo JV Holdings Inc. (DE)
Hippo Home Services Inc. (DE)
Hippo Analytics Inc. (DE)
YourHaus, Inc. (DE)
Hippo Warranty Solutions Inc. (DE)
First Connect Insurance Services, LLC (TX)
Masthead Claims Administration Inc. (DE)
Masthead Insurance Agency Inc. (DE)
SH1 Holdings LLC (DE)
RH Solutions Insurance (Cayman) Ltd. (Cayman)
SEE NEXT PAGE FOR HIPPO JV HOLDINGS STRUCTURE
Spinnaker Insurance Company (IL)
Spinnaker Specialty Insurance Company (TX)

Hippo JV Holdings Structure
As of 6.30.21

(Unless otherwise noted, all ownerships are 100%)



Hippo Enterprises Inc.
(DE)
Hippo JV Holdings Inc.
(DE)
North American Advantage Insurance Services, LLC
(TX)
Lennar Insurance Agency, LLC
(TX)
20% Hippo JV Holdings Inc.
80% CalAtlantic Title Group, LLC
Toll Brothers Insurance Agency LLC
(TX)
20% Hippo JV Holdings Inc.
80% TBI Insurance Agency, LLC
Hovnanian Insurance Agency, LLC
(TX)
20% Hippo JV Holdings Inc.
80% K. Hovnanian JV Holdings, Inc.
Doma Home Insurance Services, LLC
(TX)
PennyMac Insurance Services, LLC
(TX)
Hippo Builders Six Insurance Agency, LLC
(TX)
Hippo Builders Seven Insurance Agency, LLC
(TX)
Hippo Builders Eight Insurance Agency, LLC
(TX)
Hippo Builders Nine Insurance Agency, LLC
(TX)
Hippo Builders Ten Insurance Agency, LLC
(TX)